EXHIBIT 23J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 26, 2011 on the financial statements of AmidexTM Funds, Inc., comprising the AMIDEX35TM Israel Mutual Fund as of May 31, 2011 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statement of Additional Information in this Post-Effective Amendment to AmidexTM Funds, Inc. Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
September 30, 2011